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                                                                     EXHIBIT 4.9


                               RELEASE OF FEDERAL
                       INCOME TAX OWNERSHIP AND AGREEMENT
                             DATED JANUARY __, 1994


        1.   First National Bank of Commerce, a national banking association
(the "Trustee"), is trustee under the Indenture dated January __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Trustee and Bayou Steel Corporation, a Delaware corporation (the "Company"), for the benefit of Holders (as defined in the Indenture). Pursuant to a Security Agreement, dated January __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") from the Company to the Trustee, the Company has granted to the Trustee for the benefit of the Holders a valid and perfected security interest in, inter alia, certain equipment (the "Equipment") which is the subject of a safe harbor lease (the
"TBT Lease") dated November 11, 1981, between the Company and Amoco Tax Leasing
I Corporation, a Delaware corporation (the "Tax Lessor"). As used herein, the term "Temporary Regulations" means the temporary U.S. Income Tax Regulations as in effect on the date of this Release (the "Effective Date") promulgated under
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended (the "Code") as in effect on the date on which the TBT Lease was entered into. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Indenture. All references to the Trustee shall include a reference to the Collateral Agent.
        2. In connection with the Company's transfer to the Tax Lessor of the tax benefits associated with the Equipment pursuant to the TBT Lease, and solely in connection with said transfer, the Trustee, upon the request and at the direction of the Holders, hereby releases the United States Federal income tax ownership of the
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Equipment from the security interest and lien to be created by the Indenture or the Security Agreement in and upon the Equipment and the TBT Lease, if any. The Trustee, upon the request and at the direction of the Holders, hereby further agrees to execute any and all documents which may reasonably be requested by the Company, Voest-Alpine A.G., former owner of the Company (which together with Voest-Alpine International Corporation shall be referred to as "Voest-Alpine"), or Meyers to effect or confirm such release set forth in the preceding sentence, provided that the Trustee shall be reimbursed by the Company, Voest-Alpine or Meyers, as the case may be, on demand, for all charges and costs on an after-tax basis (including attorneys' fees), if any, incurred in connection with the execution of any such documents (all such documents to be prepared by the Company).
        The release set forth in this paragraph 2 is given solely for the purpose of complying with Section 5c.168(f)(8)-2(a)(6) of the Temporary Regulations. Without limiting the generality of the foregoing, said release shall in no manner be construed as a release, in whole or in part, of the security interest and lien to be created by the Indenture or the Security Agreement in favor of the Trustee in and upon the Equipment, and any obligations the payment or performance of which are secured by the Indenture or the Security Agreement shall in no way be affected by said release. The Trustee hereby agrees to execute a confirmation, at the request and expense of Voest-Alpine
(and the Company is hereby deemed to join in any such request), that the Trustee consents to any request made by Voest-Alpine or the Tax Lessor in connection with the giving of notice of the Tax Lessor's Federal income tax ownership to any judicial or administrative body having jurisdiction over any
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Supervised Proceeding (as hereinafter defined) and to the debtor in possession of all or any portion of the Equipment or the TBT Lease or to any trustee, receiver or similar person who shall have been appointed by a court in connection with any such Supervised Proceeding, that (a) the Equipment not be sold or assigned in any manner which would result in a "disqualifying event" within the meaning of Section 5c.168(f)(8)-8(b) of the Temporary Regulations, except to the extent that such a "disqualifying event" would result from any abandonment, mothballing, scrapping or retirement of all or any portion of the Equipment and, (b) that the court or administrative body having jurisdiction over such Supervised Proceeding (as hereinafter defined) and the debtor in possession of all or any portion of the Equipment or the TBT Lease, or any trustee, receiver or similar person appointed by the court or administrative body, provide a copy of the notice of the Tax Lessor's Federal income tax ownership to any Transferee (as hereinafter defined) of the interest of the Company in all or any portion of the Equipment or the TBT Lease prior to the consummation of any sale or assignment of such interest.
        3. The Trustee agrees that in all instances where it acts to exercise and/or enforce its rights and/or remedies under applicable law, the Indenture, the Security Agreement and/or any other document with respect to all or a portion of the Equipment or the TBT Lease, except in circumstances where the Trustee acts in connection with the sale or assignment of the interest of the Company in all or any portion of the Equipment or any TBT Lease in a bankruptcy, liquidation, receivership, a court-supervised foreclosure, or in any similar proceeding for the relief or protection of insolvent debtors in Federal or State court (each of said proceedings is
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herein referred to as a "Supervised Proceeding"), the Trustee shall give at least ten (10) days' prior written notice to Voest-Alpine and Meyers of a proposed sale or assignment of the interest of the Company in the TBT Lease or all or any portion of the Equipment, and the Trustee shall not proceed with such proposed sale or assignment prior to the expiration of such ten (10) days. Upon written request of Voest-Alpine or Meyers given within such 10-day period to the Trustee accompanied by an indemnity agreement of Voest-Alpine or Meyers or a financially-solvent third party to the Trustee, which agreement, in the sole opinion of the Trustee, shall be adequate for the fees, costs, and out-of-pocket expenses of the Trustee and shall be held harmless on an after-tax basis, in connection with the sale or assignment of the interest of the Company in all or any portion of the Equipment or the TBT Lease, the Trustee shall not proceed with such proposed sale or assignment without complying with the following requirements (it being understood that none of the following requirements shall have any effect upon or bind the Trustee if any action is taken in connection with any Supervised Proceeding involving the interest of the Company in all or any portion of the Equipment or the TBT Lease):
             (i) The Trustee shall have received an opinion of counsel (the counsel to be selected by the Trustee, with the approval of Company not to be unreasonably withheld, the "Counsel's Opinion") to the effect that the Equipment will be "section 38 property" (as said term is defined in Section 48(a) of the Code and the U.S. Income Tax Regulations promulgated thereunder, both as in effect on the Effective Date) in the hands of the proposed purchaser or assignee (such proposed purchaser or assignee is
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     hereinafter referred to as the "Transferee"), except to the extent that the
     Equipment may not so qualify due to the intent of the Transferee to abandon, mothball, scrap or retire all or any portion of the Equipment, which opinion may be based, without independent investigation, upon a certificate signed and delivered by the Transferee, or by a partner or an authorized officer thereof, setting forth the manner and circumstances in which the Equipment will be employed by the Transferee and further containing, to the extent necessary to prevent the portion of Equipment from ceasing to qualify as "section 38 property" as defined in section
     48(a) of the Code and the U.S. Income Tax Regulations promulgated thereunder, both as in effect on the Effective Date, the following representations:
             (a)  that the Equipment will not be used outside of the United
          States;
             (b) that the Transferee is not an organization which has applied for or been granted exemption or is otherwise exempt from Untied
          States Federal income taxes pursuant to any provision of the Code, as in effect on the Effective Date;
             (c) that the Transferee is not the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing or;
             (d) that the Transferee is not a foreign government, any international organization or any agency or instrumentality of any of the foregoing;
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             (ii)    The Trustee shall further have received a Counsel's Opinion to the effect that the Transferee is not a foreign person within the meaning of section 5c.168(f)(8)-6(b)(4) of the Temporary Regulations, which opinion may be based, without independent investigation, upon a certificate signed and delivered by the Transferee, or by a partner or an authorized officer thereof, representing that the Transferee is one of the following:
             (a)  a citizen or resident of the Untied States; or
             (b) a partnership among corporations created or organized in the United states or under the law of any State thereof; or
             (c) a corporation created or organized in the United States or under the law of any state thereof; and
             (iii) The Transferee shall have executed and delivered to the Trustee an agreement whereby:
             (a) The Transferee shall have (1) consented to take the Equipment subject to the TBT Lease, within the meaning of Section 5c.168(f)(8)-2 of the Temporary Regulations only and not for any other purpose (the Company remaining exclusively liable under all provisions of the TBT Lease), (2) agreed to furnish to the Tax Lessor its written consent to such effect within 60 days following the transfer of the TBT Lease or all or any portion of the Equipment to such Transferee, (3) agreed to file the statement with its United States Federal income tax return for the Transferee's taxable year in which the transfer occurs, which statement is contemplated by Section 5c.168(f)(8)-2(a)(5) of the Temporary
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          Regulations, and (4) agreed to furnish to the Tax Lessor any information with respect to the Transferee that would be necessary to enable the Tax Lessor to file a complete and accurate statement with its United States Federal income tax return for the Tax Lessor's taxable year in which the transfer occurs, which statement is contemplated by Section 5c.168(f)(8)-2(a)(5) of the Temporary Regulations; and
             (b) The Transferee shall have agreed in writing not to make any transfer of its interest in all or a portion of the Equipment or the TBT Lease unless it shall have obtained opinions of counsel and a written agreement from any person to whom the Transferee shall transfer its interest in all or a portion of the Equipment or the TBT Lease, which opinion and agreement conforms with the provisions of subparagraphs (i), (ii) and (iii) of this paragraph 3, but relating to such transfer (it being understood that for purposes of this paragraph 3, all references to a "Transferee" refer to each subsequent transferee in connection with any transfer by any such subsequent transferee).
        It is recognized and understood by and between the parties hereto that since the opinions referred to in this paragraph 3 will be based upon law in effect on the Effective Date, and the certificates and agreements of the Transferee or any subsequent transferee, there is no assurance that a sale or assignment made in accordance with the provisions of this paragraph 3 will not result in a "disqualifying event" within the meaning of Section 5c.168(f)(8)- 8(b) of the Temporary Regulations or other loss or recapture of the tax benefits conveyed to the Tax Lessor.
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        A Counsel's Opinion, addressed to the Trustee, to the effect that the foregoing provisions of this paragraph 3 have been complied with shall conclusively establish such compliance for the purposes hereof.
        Any act or failure to act by the Trustee in connection with the requirements of this paragraph 3 shall in no event serve as the basis for any claim by the Company, any Holder or any other party having a security interest in or Lien upon the interest of any of the aforementioned persons in the Equipment or their successors or assigns, including, but not limited to, a claim that such interest in the Equipment was sold, assigned or otherwise disposed of in a commercially unreasonable manner.
          The fees and expenses relating to all Counsel's Opinion shall be the sole responsibility of the Company.
        4. It is agreed and understood that neither (a) any Holder, the Collateral or any other security or collateral for the Securities nor (b) except as a result of gross negligence or wilful misconduct, the Trustee shall have any obligation, be in any manner responsible, or be in any manner available for recovery of damages to the Company, the Tax Lessor, Voest-Alpine or Meyers or the Transferee or any successors or assigns of any of the foregoing solely as a result of any act or failure to act by any such person in connection with this Release. Without limiting the generality of the foregoing, under no circumstances shall the Trustee (except as a result of gross negligence or wilful misconduct), any portion of the Collateral or any other collateral for the Securities, or any Holder be liable or be available for the recovery of damages to the Company, Voest-Alpine, Meyers, the Tax Lessor, or any
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Transferee in respect of any loss to the Tax Lessor, Voest-Alpine, Meyers, the
Company, the Transferee or any other person of any tax benefits anticipated in connection with the TBT Lease or any indemnifications executed in connection therewith, and neither (a) except as a result of gross negligence or wilful misconduct, the Trustee, nor (b) any Holder, the Collateral or any other collateral for the Securities shall be liable to the Company, the Tax Lessor, Voest-Alpine, Meyers, or any Transferee, or their successors or assigns, for any loss, cost, damage, liability or expense incurred by any of them relating to the TBT Lease or all or any portion of the Equipment, whether of the kind set forth in the TBT Lease or otherwise. Nothing in this section 4 shall preclude any person from seeking injunctive relief to prevent the violation of any terms of this Release or to compel compliance with the provisions of this Release.
        5. This Release shall be effective only with respect to the TBT Lease. The Company hereby covenants and agrees that they shall not enter into any amendment to or modification of Section 2(b) or 3(a) of the TBT Lease.*

        6. The Trustee will not request or direct any person to take any action on behalf of the Trustee which the Trustee is not permitted to take hereunder.
        7. Any notice to Voest-Alpine or Meyers provided for in the TBT Lease shall be given to Voest-Alpine or Meyers at its or his address set forth below or at

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*       Such sections shall be those sections of the TBT Lease which provide, in effect, that the Tax Lessor acquires ownership of the Equipment under the TBT Lease for Federal income tax purposes only and that the TBT Lease shall not be construed as causing a transfer of title to or possession of such Equipment or creating a lease of such Equipment for any other purpose. This footnote shall remain in the executed counterpart of this Release.
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such other address as Voest-Alpine or Meyers shall have furnished in writing to the Trustee. Copies of all notices to Voest-Alpine shall be also sent to _________________________ Attention: ____________________. Any notice to the
Company as provided for in this Release shall be given to such person at the address set forth in the Indenture. Any notice to the Trustee provided for in this Release shall be given to it at the address set forth below or at such other address as it shall have furnished to the other parties hereto in writing.
        8. Nothing in this Release shall be construed to give any person other than the Holders, Voest-Alpine, Meyers, the Company, or any successors or assigns of any of the foregoing, any right, remedy or claim under or in respect of any provision hereof. This Release is not intended to confer any benefit on the Tax Lessor or any of its affiliates.
        9. This Release shall be governed by the laws of the State of New
York.
        10. Any notice required hereunder shall be in writing, shall be (i) delivered by hand or by overnight courier or similar delivery service, in each case against receipt or (ii) mailed by registered or certified mail (air mail in the case of notices to Voest-Alpine), return receipt requested, postage prepaid. Notices effected pursuant to clause (i) shall be effective upon receipt and notices effected pursuant to clause (ii) shall be effective on the third calendar day following mailing of such notice.
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        IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed by their duly authorized officers as of the day, month and year first above written.

                              FIRST NATIONAL BANK OF COMMERCE,
                                as Trustee


                              By______________________________________
                                Title:


                              BAYOU STEEL CORPORATION


                              By______________________________________
                                Title:


                              VOEST-ALPINE A.G.


                              By:_____________________________________
                                Title:

                              Address:  ______________________________
                                        ______________________________
                                        ______________________________